EXHIBIT 23.2 - CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-37253, Form S-8 No. 33-37829, Form S-8 No. 33-16362, Form S-8
No.  2-93268,  Form S-8 No.  2-65503,  Form S-8 No.  333-83598  and Form S-8 No.
333-118683) of Scan-Optics, Inc. of our report dated March 26, 2004, with respect to the consolidated financial statements and schedule of Scan-Optics, Inc. and subsidiaries incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2004.


/s/ Ernst & Young LLP


Hartford, Connecticut
March 25, 2005